LOAN AGREEMENT

15th October 2018

Hampshire Avenue Sdn Bhd, (the “Lender”) of Room B, 3rd Floor, 309-K, Perak Road, 10150 Georgetown, P. Penang, Malaysia agrees to advance MYR$50,000.00 (the “Principal Sum”) to VGrab Communications Malaysia Sdn Bhd (the “Borrower”) of Business Suites, Unit 704, Level 7, Uptown 1,1 Jalan SS21/58, Damansara Uptown, 47400 Petaling Jaya, Selangor Darul Ehsan, Malaysia. The funds will be advanced on October 18, 2018 (the “Effective date”).

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 4% per year (the “Interest”) from October 18, 2018. The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum and the Interest with a promissory note in the attached form.

LENDER	BORROWER
Hampshire Avenue Sdn Bhd	VGrab Communications Malaysia Sdn Bhd

Per:	Per:

/s/ Ahmad Mazlanbin Ahmad	/s/ Lim Hun Beng
Name: Ahmad Mazlanbin Ahmad	Name: Lim Hun Beng
Position: CFO	Position: Executive Director / CEO

PROMISSORY NOTE

Principal Amount: MYR$50,000.00	October 18, 2018

FOR VALUE RECEIVED VGrab Communications Malaysia Sdn Bhd, (the “Borrower”) promises to pay on demand to the order of Hampshire Avenue Sdn Bhd (the “Lender”) the sum of $50,000.00 lawful money of Malaysia (the “Principal Sum”) together with interest on the Principal Sum from October 18, 2018 (“Effective Date”) both before and after maturity, default and judgment at the Interest Rate as defined below.

For the purposes of this promissory note, Interest Rate means 4 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 4.0% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower may repay the Principal Sum and the Interest in whole or in part at any time.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER

VGrab Communications Malaysia Sdn Bhd

Per:

/s/ Lim Hun Beng

Name: Lim Hun Beng

Position: Executive Director / CEO